UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2026

VIATRIS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39695	83-4364296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Mylan Boulevard, Canonsburg, Pennsylvania, 15317
(Address of Principal Executive Offices)

(724) 514-1800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VTRS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 8, 2026, Viatris Inc., a Delaware corporation (“Viatris”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pacira BioSciences, Inc., a Delaware corporation (“Pacira”), and Peach Purchaser Sub Inc., a Delaware corporation and a wholly owned subsidiary of Viatris (“Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions therein, Purchaser will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.001 per share, of Pacira (the “Shares”) for $36.50 per Share, in cash, net of applicable withholding taxes and without interest (such amount, or any higher amount per Share paid pursuant to the Offer, the “Offer Price”). The Offer will remain open for 10 business days, subject to extension under certain circumstances.

As soon as practicable following the consummation of the Offer, Purchaser will be merged with and into Pacira (the “Merger”), with Pacira continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of Viatris, on the terms and subject to the conditions set forth in the Merger Agreement. The Merger Agreement contemplates that the Merger will be effected pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with no stockholder vote required to consummate the Merger. At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than Shares (i) held by Pacira or any of its subsidiaries (including in Pacira’s treasury), (ii) held by Viatris, Purchaser or any other wholly owned subsidiary of Viatris or (iii) held by stockholders who are entitled to and properly demand appraisal of such Shares in accordance with Section 262 of the DGCL) will be converted into the right to receive the Offer Price, upon the terms and conditions set forth in the Merger Agreement.

The obligation of Purchaser to accept for payment and pay for Shares validly tendered (and not withdrawn) pursuant to the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including (i) that there have been validly tendered (and not validly withdrawn) prior to the expiration of the Offer a number of Shares that, considered together with the number of Shares, if any, then owned by Purchaser and its affiliates, would represent at least one Share more than 50% of the total number of Shares then issued and outstanding (the “Minimum Condition”); (ii) the accuracy of the representations and warranties of Pacira contained in the Merger Agreement, subject to customary thresholds and exceptions; (iii) Pacira’s compliance with, or performance of, in all material respects its covenants and agreements contained in the Merger Agreement; (iv) the expiration or termination of the waiting period (or any extension thereof) applicable to the Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (v) the absence of any legal restraint that prohibits or makes illegal the consummation of the Offer or the Merger; and (vi) other customary conditions set forth in Annex I to the Merger Agreement. The Minimum Condition may not be waived by Viatris or Purchaser without the prior written consent of Pacira. Consummation of the Offer is not subject to a financing condition.

Each of Viatris and Pacira has agreed to make an appropriate filing of all Notification and Report forms as required by the HSR Act with respect to the transactions contemplated by the Merger Agreement promptly, and in any event within 15 business days, after the date of the Merger Agreement.

The Merger Agreement includes customary representations, warranties and covenants of Viatris, Pacira and Purchaser for a transaction of this nature, including covenants regarding the operation of Pacira’s business until the time at which Purchaser accepts for payment Shares validly tendered (and not validly withdrawn) pursuant to the Offer (or the earlier termination of the Merger Agreement).

Pacira has also agreed to customary restrictions on its ability to solicit alternative acquisition proposals from third parties and engage in discussions or negotiations with third parties regarding acquisition proposals. Notwithstanding these restrictions,

Pacira may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to an unsolicited bona fide written acquisition proposal that the board of directors of Pacira (the “Pacira Board”) has determined in good faith constitutes or would reasonably be expected to lead to a Superior Offer (as defined in the Merger Agreement), if the failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Pacira Board under applicable law.

The Merger Agreement also includes customary termination provisions for both Viatris and Pacira, including, among others, the right of Viatris or Pacira to terminate for failure to consummate the Offer on or before April 8, 2027, subject to one automatic extension to July 8, 2027 if, on such date, all of the conditions to the Offer, other than those related to antitrust approvals and governmental orders and other legal restraints, have been satisfied or waived. If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, Pacira will be required to pay Viatris a termination fee of $62,000,000 under specified circumstances (including in connection with Pacira’s entry into a definitive agreement with respect to a Superior Offer, or the Pacira Board withdrawing its recommendation in favor of the Offer). The parties to the Merger Agreement are also entitled to specifically enforce the terms and provisions of the Merger Agreement.

The board of directors of Viatris and the board of directors of Purchaser have (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are in the best interests of Viatris and Purchaser, respectively, and declared it advisable for Viatris and Purchaser, respectively, to enter into the Merger Agreement and consummate the transactions contemplated thereby, and (ii) approved the execution, delivery and performance by Viatris and Purchaser, respectively, of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Offer and the Merger.

The Pacira Board has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to, and in the best interest of, Pacira and its stockholders, and declared it advisable for Pacira to enter into the Merger Agreement and consummate the transactions contemplated thereby, (ii) approved the execution, delivery and performance by Pacira of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Offer and the Merger, (iii) resolved that the Merger shall be effected under Section 251(h) of the DGCL, and (iv) resolved to recommend that the stockholders of Pacira tender their Shares to Purchaser pursuant to the Offer.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The foregoing summary and the copy of the Merger Agreement are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about Viatris in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The assertions embodied in the representations and warranties included in the Merger Agreement were made solely for purposes of such agreement and are subject to important qualifications and limitations agreed to by Viatris, Pacira and Purchaser in connection with the negotiated terms, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto. Moreover, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to Viatris’ SEC filings or may have been used for purposes of allocating risk among Viatris, Pacira and Purchaser rather than establishing matters as facts. Investors should not rely on the representations and warranties or any description of them as characterizations of the actual state of facts of Viatris, Pacira, Purchaser or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and, unless required by applicable law, Viatris undertakes no obligation to update such information.

Item 8.01	Other Events.

Press Release

On October 8, 2026, Viatris and Pacira issued a joint press release announcing the entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Investor Presentation

On October 8, 2026, Viatris made available an investor presentation announcing the Merger. A copy of the investor presentation is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements about the transaction, the expected timetable for completing the proposed transaction, the anticipated benefits and synergies of the proposed transaction, the ability to complete the transaction or to satisfy the various closing conditions, future opportunities for Viatris or Pacira and either of their products and any other statements regarding Viatris’ or Pacira’s future operations, strategic initiatives and priorities, restructuring activities, financial or operating results, capital allocation, dividend policy and payments, share repurchases, debt ratio and covenants, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, imperatives, competitions, commitments, confidence in future results, efforts to create, enhance or otherwise unlock value, other expectations, plans, trends, outlooks, projections, prospects and targets for future periods, and any other statements that are not historical facts. Forward-looking statements may often be identified by the use of words such as “will”, “may”, “can”, “could”, “should”, “would”, “project”, “believe”, “anticipate”, “expect”, “plan”, “estimate”, “forecast”, “potential”, “pipeline”, “intend”, “continue”, “target”, “seek” and variations of these words or comparable words.

Because forward-looking statements inherently involve known and unknown risks and uncertainties, actual future results, levels of activity, performance or achievements may differ materially from those expressed or implied by such forward-looking statements, and there can be no assurance that estimates, assumptions and expectations will prove to have been correct. Factors that could cause or contribute to such differences include, but are not limited to: the ability of Viatris and Pacira to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the ability of Viatris and Pacira to consummate the proposed transaction; the conditions to the completion of the proposed transaction (including, but not limited to, that the stockholders of Pacira validly tender and not withdraw, in the aggregate, at least a majority of the Shares outstanding as of immediately following the expiration of the Offer) not being satisfied or waived on the anticipated timeframe or at all; the regulatory approvals required for the proposed transaction not being obtained on the terms expected or on the anticipated schedule or at all; the possibility that competing offers may be made; the possibility that Viatris may be unable to achieve the intended or expected benefits, synergies and operating efficiencies in connection with the proposed transaction within the expected timeframe or at all or to successfully integrate Viatris and Pacira; Viatris’ or Pacira’s failure to achieve expected or targeted future financial and operating performance and results; the possibility that Viatris or Pacira may not realize the intended benefits of, or achieve the intended goals or outlooks with respect to, its strategic initiatives and priorities; actions and decisions of healthcare and pharmaceutical regulators; changes in relevant laws, regulations and policies and/or the application or implementation thereof, including but not limited to tax, healthcare and pharmaceutical laws, regulations and policies globally; the ability to attract, motivate and retain key personnel; Viatris’ or Pacira’s liquidity, capital resources and ability to successfully complete capital projections and obtain financing; Viatris’ or Pacira’s plans with respect to the repayment of indebtedness; any regulatory, legal or other impediments to Viatris’ or Pacira’s ability to bring new products to market; success of clinical trials and Viatris’ or Pacira’s (or, with respect to each, its partners’) ability to execute on new product opportunities and develop, manufacture and commercialize products; any changes in or difficulties with Viatris’ or Pacira’s manufacturing facilities, including with respect to short- or long-term shutdowns, inspections, remediation and restructuring activities, product labeling or regulatory compliance, supply chain continuity, inventory management, or the ability to meet anticipated demand; the scope, timing and outcome of any ongoing legal proceedings, including government inquiries or investigations, and the impact of any such proceedings on Viatris or Pacira; any significant breach of data security or data privacy or disruptions to Viatris’ or Pacira’s information technology systems; risks associated with having significant operations globally; the strength and ability to protect Viatris’ or Pacira’s intellectual property and patent terms and preserve their respective intellectual property rights; changes in third-party relationships; the effect of any changes in Viatris’ or Pacira’s (or, with respect to each, its partners’) customer and supplier relationships and customer purchasing patterns, including customer loss and business disruption being greater than expected following the proposed transaction; the impacts of competition, including decreases in sales or revenues as a result of the loss of market exclusivity for certain products; changes in the economic and financial conditions of Viatris or Pacira (or, with respect to each, its partners); uncertainties regarding future demand, pricing and reimbursement for Viatris’ or Pacira’s products; uncertainties and matters beyond the control of management, including but not limited to general political and economic conditions, wars or other conflicts, potential for adverse impacts from future tariffs and trade restrictions, inflation rates, interest rates and global exchange rates; and inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with U.S. GAAP and related standards or on an adjusted basis.

For more detailed information on the risks and uncertainties associated with Viatris and Pacira, see the risks described in Part I, Item 1A of their respective Annual Reports on Form 10-K for the year ended December 31, 2025, and their other filings with the SEC. You can access their respective filings with the SEC through the SEC website at www.sec.gov or through their respective websites, and each of Viatris and Pacira strongly encourages you to do so. Viatris routinely posts information that may be important to investors on our website at investor.viatris.com, and we use this website address as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC’s Regulation Fair Disclosure (Reg FD). The contents of our website are not incorporated into this Current Report on Form 8-K or our filings with the SEC. Each of Viatris and Pacira undertakes no obligation to update any statements herein for revisions or changes after the date of this Current Report on Form 8-K other than as required by law.

Important Information about the Transaction and Where to Find It

The tender offer for the Shares described in this Current Report on Form 8-K has not yet commenced. This Current Report on Form 8-K is for informational purposes only and it is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell Shares, nor is it a substitute for the tender offer materials that Viatris will file with the SEC on Schedule TO.  At the time any such tender offer is commenced, Viatris will prepare and file a Tender Offer Statement, containing an offer to purchase, a form of letter of transmittal and other related tender offer documents, with the SEC, and Pacira will file a Solicitation/Recommendation Statement on Schedule 14D-9 relating to such tender offer with the SEC.  The Offer will only be made pursuant to the offer to purchase, the letter of transmittal and other related tender offer documents filed as a part of the Schedule TO. Pacira’s stockholders are strongly advised to read these tender offer materials carefully and in their entirety when they become available, as they may be amended or supplemented from time to time, because they will contain important information about such tender offer that Pacira’s stockholders should consider prior to making any decisions with respect to such tender offer, including the terms and conditions of the tender offer.  The offer to purchase, letter of transmittal and other related tender offer documents, as well as the Solicitation/Recommendation Statement on Schedule 14D-9, will be sent to all stockholders of Pacira at no expense to them.  Once filed, stockholders of Pacira will be able to obtain a free copy of these documents and each of Viatris’ and Pacira’s other documents filed with the SEC at the website maintained by the SEC at www.sec.gov.  In addition, a copy of the offer to purchase, form of letter of transmittal and other related tender offer documents (once they become available) may be obtained free of charge by directing a request to Viatris at InvestorRelations@viatris.com.  A copy of the Solicitation/Recommendation Statement on Schedule 14D-9 (once it becomes available) also may be obtained free of charge by directing a request to Pacira at secretary@pacira.com.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of October 8, 2026, by and among Pacira BioSciences, Inc., Viatris Inc. and Peach Purchaser Sub Inc.

99.1	Joint Press Release, dated October 8, 2026, issued by Viatris Inc. and Pacira BioSciences, Inc.

99.2	Investor Presentation, dated October 8, 2026, prepared by Viatris Inc.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

* Schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Viatris hereby agrees to supplementally furnish to the SEC upon request any omitted schedule, exhibit or similar attachment to Exhibit 2.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIATRIS INC.

Date: October 8, 2026	By:	/s/ Matthew J. Maletta
Matthew J. Maletta
Chief Legal Officer